Exhibit 23.6

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Registration Statement of Bank of the Ozarks, Inc. on Form S-4, of our report dated March 20, 2014, on our audits of the consolidated financial statements of Summit Bancorp, Inc. and its consolidated subsidiary as of December 31, 2013 and 2012, and for each of the years in the three year period ended December 31, 2013.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BKD, LLP

Little Rock, Arkansas

March 20, 2014